Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33056, 333-52346, and 333-98219) of Edwards Lifesciences Corporation of our report relating to the financial statements of the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan as of December 31, 2004 and 2003, and for the years then ended, which appears in this Form 11-K.

/s/ MOSS ADAMS LLP
Orange County, California
June 28, 2005